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[DIVISION OF CORPORATIONS SEAL]

                            ARTICLES OF INCORPORATION

                                       OF

                                   MACE, INC.


     We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of the corporation under the provisions of the Utah Business Corporation Act (hereinafter called the "Act"), do hereby adopt the following Articles of Incorporation for such Corporation.

                                   ARTICLE I

     Name. The name of the corporation (hereinafter called the "Corporation") is MACE, INC.

                                   ARTICLE II

     Period of Duration. The period of duration of the Corporation is perpetual.

                                  ARTICLE III

     Purpose and Powers. The purposes for which this Corporation is organized is to invest in all forms of investment, including real and personal property, stocks and bonds, including, but not limited to, the acquisition of a business opportunity in any industry including industries such as manufacturing, finance, service, natural resources, high technology, product development, medical, communications or any other industry; and to engage in all other lawful business.





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                                   ARTICLE IV

     Capitalization. The Corporation shall have the authority to issue 100,000,000 (one hundred million) shares of stock each having a par value of one-tenth of one cent ($0.001). All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.

                                   ARTICLE V

     Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of its shares.

                                   ARTICLE VI

     Initial Registered Office and Initial Registered Agent. The address of the initial registered office of the Corporation is 4596 Russell Street, Salt Lake City, UT 84117, and the initial registered Agent at such office is Steve D. Moulton.

                                  ARTICLE VII

     Directors. The Corporation shall be governed by a Board of Directors consisting of no less than three (3) and no more than nine (9) directors. Directors need not be stockholders of the Corporation. The number of Directors constituting the initial Board of Directors is three (3) and the names and post office addresses of the persons who shall serve as Directors until their successors are elected and qualified are:

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     Steve D. Moulton                   4596 Russell Street
                                        Salt Lake City, UT 84117

     Whitney D. Lund                    1505 N. American Towers
                                        Salt Lake City, UT 84101

     Hal W. Griffith                    2883 West 8750 South
                                        West Jordan, UT 84084

                                  ARTICLE VIII

     Incorporators. The name and post office address of each incorporator is:

     Steve D. Moulton                   4596 Russell Street
                                        Salt Lake City, UT 84117

     Whitney D. Lund                    1505 N. American Towers
                                        Salt Lake City, UT 84101

     Hal W. Griffith                    2883 West 8750 South
                                        West Jordan, UT 84064

                                   ARTICLE IX

     Pre-emptive Rights. There shall be no pre-emptive rights to acquire unissued and/or treasury shares of the stock of the Corporation.

                                   ARTICLE X

     Voting of Shares. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholders, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote, in person or by proxy, the number of shares owned by him or it for as many persons as there are Directors to be elected and for whose election he or it has the right to vote, but the

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Shareholder shall have no right to accumulate his or its votes with regard to such election.

     Steve D. Moulton, hereby accepts the appointment as registered agent for Mace, Inc.


                                       /s/ STEVE D. MOULTON
                                      __________________________________________
                                      Registered Agent


STATE OF UTAH       )
                    )   ss.
COUNTY OF SALT LAKE )

     On the 15th day of Nov., 1985, personally appeared before me, Steve D. Moulton, who being by me first duly sworn, severally declared that he is the registered agent who signed the foregoing document as the registered agent.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 15th day of Nov., 1985.



                                       /s/ DAVID J. KRIVANEE
                                      __________________________________________
                                      NOTARY PUBLIC
                                      Residing at Bountiful



My Commission Expires:
   3/13/89
_____________________________



                                       4




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STATE OF UTAH       )
                    )   ss.
COUNTY OF SALT LAKE )

     On the 15th day of Nov., 1985, personally appeared before me STEVE D. MOULTON, WHITNEY D. LUND, and HAL W. GRIFFITH, who acknowledged to me that they are the persons who signed the foregoing Articles of Incorporation as incorporators and that they have read the foregoing Articles of Incorporation and know the content thereof, and that the same is true of their knowledge as to those matters upon which they operate on information and belief, and as to those matters believe them to be true.



                                       /s/ STEVE D. MOULTON
                                      __________________________________________
                                      Steve D. Moulton


                                       /s/ WHITNEY D. LUND
                                      __________________________________________
                                      Whitney D. Lund


                                       /s/ HAL W. GRIFFITH
                                      __________________________________________
                                      Hal W. Griffith



     SUBSCRIBED AND SWORN TO before me this 15th day of Nov., 1985.




                                       /s/ DAVID J. KRIVANEE
                                      __________________________________________
                                      NOTARY PUBLIC
                                      Residing at Bountiful



My Commission Expires:
   3/13/89
_____________________________



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